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                                                                   Exhibit 23.2



                       CONSENT OF INDEPENDENT ACCOUNTANTS
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      We hereby consent to the incorporation by reference in this Registration
Statement on Form S-8 of Cerion Technologies Inc. of our report dated February 3, 1997, except as to the "Revolving Credit Facility" note, which is dated as of March 7, 1997, which appears in the 1996 Annual Report to Stockholders, which is incorporated by reference in its Annual Report on Form 10-K for the year ended December 31, 1996. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears in such Annual Report on Form 10-K.



/s/ Price Waterhouse LLP
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PRICE WATERHOUSE LLP
Chicago, Illinois
June ____, 1997